EXHIBIT 23.5



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-4 of VersaTel Telcom International N.V. ("the Registrant") of our report dated February 11, 2000, relating to the financial statements of VEW Telnet Gesellschaft fur Telekommunikation und Netzdienste, mbH. ("VEW") which is contained in that Prospectus. We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-4 of the Registrant of our report dated February 11, 2000 relating to the financial statements for the one month ended December 31, 1999 of VEW which report appears in the Registrant's filing on Form 20-F dated March 20, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Dusseldorf, August 16, 2000


BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ Dr. Nehles Harnacke
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Dr. Nehles Harnacke